                                                                    Exhibit 99.2

FOR FURTHER INFORMATION:

Darryl G. Schimeck
Chairman and Chief Executive Officer
NSC Corporation
(630) 261-4100

FOR IMMEDIATE RELEASE


                                 NSC CORPORATION
                           ANNOUNCES MERGER AGREEMENT
                       AND REPORTS FOURTH QUARTER RESULTS


BOSTON, February 15, 1999 -- NSC Corporation (NASDAQ: NSCC) today announced that it has entered into a definitive agreement to be acquired by NSC Holdings, Inc. Under the proposed transaction, which is structured as a merger of a wholly owned subsidiary of NSC Holdings, Inc. into NSC, each share of NSC's common stock outstanding at the effective time of the merger will be converted into the right to receive $1.12 per share in cash. NSC Holdings, Inc. is a privately held company which has been established for the specific purpose of acquiring NSC. NSC Holdings, Inc. has no affiliation with NSC Corporation.

The proposed transaction is subject to a number of conditions, including approval of the merger by the holders of a majority of NSC's shares. NSC expects that a Special Meeting of its stockholders will be held in March or April 1999 for this purpose. Waste Management, Inc. and its affiliates, which own approximately 54% of NSC's shares, have agreed to vote their shares in favor of approval of the merger so long as the merger agreement remains in effect. The merger agreement provides that, immediately prior to the effective time of the merger, Waste Management, Inc. will exchange 996,420 shares of NSC stock for a subordinated promissory note issued by NSC in the principal amount of $1,115,990, representing $1.12 per share times the number of shares exchanged. All remaining shares of NSC common stock owned by Waste Management, Inc. and its affiliates will be converted in the merger into the right to receive $1.12 per share in cash. Concurrently, certain machinery and equipment currently utilized by NSC and owned by Waste Management, Inc. affiliates will be sold to Olshan Demolishing Management, Inc., a wholly owned subsidiary of NSC Corporation.

Upon completion of the merger, Darryl G. Schimeck is expected to remain President and Chief Executive Officer of the Company.

                                    - more -

NSC CORPORATION
PAGE 2


Separately, NSC Corporation today also reported a net loss for the three months ended December 31, 1998 of $228,000 or $.02 per share compared to a net loss of $3,335,000, or $.33 per share for the same period last year. Revenues for the quarter were $25,634,000, versus $24,415,000 for the same quarter in 1997.

For the year ended December 31, 1998, the company reported net income of $446,000, or $.04 per share on revenues of $99,711,000. This compares to a net loss of $4,994,000, or $.50 per share, on revenues of $115,955,000 for the same period in 1997.

NSC Corporation is a recognized leader in the specialty contracting industry, providing industrial dismantling, decontamination and decommissioning, surface cleaning and hazardous material control to industrial, commercial, governmental and institutional facilities. Other services include asbestos and lead abatement, insulation services, and indoor air quality services. NSC Corporation has offices nationwide and a staff of more than 1,200 employees.

Forward Looking Statements
--------------------------

In accordance with the Private Securities Litigation Reform Act of 1995, NSC notes that statements that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect NSC's actual results of operations. Factors which could cause actual results to differ materially include the following (among others): regulatory changes, technological advances, labor shortages and disputes, technical problems, time extensions and/or delays in projects caused by external sources, weather conditions, the condition of the U.S. economy, and other factors listed from time to time in NSC's filings with the Securities and Exchange Commission. NSC undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.


                                     #  #  #

                                 NSC COPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per-share data)



                                                         Three Months Ended                            Twelve Months Ended
                                                            December 31,                                  December 31,
                                               ----------------------------------------     ----------------------------------------
                                                      1998                 1997                     1998                   1997
                                               ------------------   -------------------     -------------------   ------------------


Revenue                                        $   25,634   100%    $   24,415    100%      $   99,711    100%    $  115,955    100%
Cost of services                                   21,879    85%        22,709     93%          83,833     84%       104,928     90%
                                               ----------           ----------              ----------            ----------
   Gross profit                                     3,755    15%         1,706      7%          15,878     16%        11,027     10%
Selling, general and administrative expenses        4,217    16%         4,043     17%          14,573     15%        15,756     14%
Write down of assets held for sale                      -     0%         2,843     12%            (158)     0%         2,843      2%
Other operating income                               (427)   -2%          (245)    -1%            (413)     0%          (887)    -1%
Goodwill amortization                                 275     1%           275      1%           1,100      1%         1,100      1%
                                               ----------           ----------              ----------            ----------
   Operating income                                  (310)   -1%        (5,210)   -21%             776      1%        (7,785)    -7%

   Other income                                        13     0%            14      0%             155      0%           212      0%
                                               ----------           ----------              ----------            ----------
(Loss) income before income taxes                    (297)   -1%        (5,196)   -21%             931      1%        (7,573)    -7%
   Income tax (benefit) expense                       (69)    0%        (1,861)    -8%             485      0%        (2,579)    -2%
                                               ----------           ----------              ----------            ----------
Net (loss) income                              $     (228)   -1%    $   (3,335)   -14%      $      446      0%    $   (4,994)    -4%
                                               ==========           ==========              ==========            ==========


Net (loss) income per share                    $    (0.02)         $     (0.33)             $     0.04            $    (0.50)
                                               ==========          ===========              ==========            ==========


Weighted-average number of
   common shares outstanding                        9,971                9,971                   9,971                 9,971
                                               ===========         ============            ============          ============




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                                                NSC CORPORATION
                                          CONSOLIDATED BALANCE SHEETS
                                                (In thousands)




                                                                              December 31,        December 31,
                                                                                1998                  1997
                                                                            -------------        -------------
 ASSETS
 Current assets:
     Cash and cash equivalents                                                  $ 3,634             $ 8,781
     Accounts receivable, net                                                    22,146              20,590
     Costs and estimated earnings on contracts
       in process in excess of billings                                           4,270               1,969
     Inventories                                                                  1,058               1,157
     Prepaid expenses and other current assets                                    2,425               1,565
                                                                                -------             -------
                                                                                 33,533              34,062
Property and equipment, net                                                       3,296               2,755
Assets held for sale                                                                313               1,653
Goodwill, net                                                                    34,075              35,175
Other noncurrent assets                                                             225                --
                                                                                -------             -------
     TOTAL ASSETS                                                               $71,442             $73,645
                                                                                =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                      $ 2,471             $ 5,799
     Billings in excess of costs and estimated
       earnings on contracts in process                                           4,369               3,274
     Accrued compensation and related costs                                       1,285               1,760
     Reserve for self insurance claims and other contingencies                    5,013               6,403
                                                                                -------             -------
                                                                                 13,138              17,236
Non-current liabilities and stockholders' equity:
     Long term debt                                                                 288                --
     Payable to affiliate                                                         4,520               4,520
     Deferred income taxes                                                        1,894                 733
     Stockholders' equity                                                        51,602              51,156
                                                                                -------             -------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $71,442             $73,645
                                                                                =======             =======

